Exhibit 10.3

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made on the date set forth below to be effective as of the 22nd  day of October between Home Properties, Inc. (the “Company”), a Maryland corporation and Bonnie S. Biumi (“Indemnitee”).

WHEREAS, highly competent persons are reluctant to serve as directors and officers of the Company unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the current limitations on coverage of available insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board of Directors of the Company has determined that the ability to attract and retain such persons is in the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, the Indemnitee is willing to serve, continue to serve and to consider taking on additional service for or on behalf of the Company on the condition that the Indemnitee be so indemnified;

NOW, THEREFORE, the Company and the Indemnitee hereby agree as follows:

1.                                      Statutory Indemnity.  Without limiting any other indemnification rights Indemnitee may have, under this Agreement or otherwise, the Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of the Maryland General Corporation Law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

2.                                      Indemnity.  Without limiting any other indemnification rights Indemnitee may have, under this Agreement or otherwise, subject only to the exclusions set forth in Section 3 hereof, the Company hereby agrees to hold harmless and indemnify Indemnitee:

(a)                                 Against any and all expenses (including attorneys’ fees and expenses incurred in defense or investigation of any claim, including a claim against the Company or Indemnitee with respect to this Agreement), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of Home Properties of New York, L.P. (the “Partnership”), the limited partnership of which the Company is general partner, or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

(b)                                 Otherwise to the fullest extent as may be permitted to Indemnitee by the Company under the non-exclusivity provisions of Article VII of the By-laws of the Company as in effect on the date hereof and subparagraphs (g) and (h) of Section 2-418 of the Maryland General Corporation Law or any successor provision; and

(c)                                  The Company covenants and agrees to maintain Directors’ and Officers’ Liability Insurance on terms at least as favorable to Indemnitee as the policy currently in effect (the “D&O Policy”) unless otherwise approved by a majority of the Board of Directors of the Company.

3.                                      Limitations on Indemnity.  No indemnity pursuant to Section 2 hereof shall be paid by the Company:

(a)                                 if the act or omission of the Indemnitee was material to the matter giving rise to the proceedings and was committed in bad faith or as a result of active and deliberate dishonesty;

(b)                                 in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful;

(c)                                  if a final decision by a court having jurisdiction in the matter, or an opinion of Company counsel (or, if requested by Indemnitee, counsel independent of the Company and Indemnitee) shall determine that such indemnification is unlawful; or

(d)                                 if the liability arises under the Securities Act of 1933 in connection with any offering registered under that Act and the Company has not received an opinion of its counsel or opinion of a court of appropriate jurisdiction that such indemnification is not against public policy.

4.                                      Continuation of Indemnity.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter for the benefit of Indemnitee and his personal representatives, with respect to any claim or threatened, pending or completed action, suit or proceeding, whether, civil, criminal or investigative, that may be asserted, threatened or exist by reason of the fact that Indemnitee was a director of the Company or serving in any other capacity referred to herein.

5.                                      Notification and Defense of Claim.  Promptly after receipt by Indemnitee of notice of any claim or the commencement of any action, suit or proceeding, Indemnitee will, if a claim for indemnity in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this

Agreement.  With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a)                                 The Company will be entitled to participate therein at its own expense; and

(b)                                 Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election so to assume the defense thereof the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, or reasonable expenses incurred by Indemnitee in interpreting this Agreement and in concluding whether or not a conflict of interest may exist as contemplated in (ii) below, or as otherwise provided below.  Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action which would materially hinder the ability of counsel to the Company to represent Indemnitee, or (iii) the Company shall not in fact have employed counsel reasonably satisfactory to Indemnitee to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above;

(c)                                  The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent.  The Company shall not settle any action or claim in any manner which would impose any liability, penalty, limitation or acknowledgment of fault on Indemnitee without Indemnitee’s written consent.  Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement; and

(d)                                 Nothing contained herein shall require Indemnitee or the Company to take any actions which would limit the availability of coverage under the D&O Policy or would permit the carrier to disclaim coverage.  Indemnitee and the Company agree to use their respective best efforts to comply with the terms and conditions of the D&O Policy.

6.                                      Advance and Repayment of Expenses.  The Company shall advance to Indemnitee all reasonable expenses incurred by Indemnitee in defending any civil or criminal action, suit or proceeding against Indemnitee, within 10 days of receiving (a) a written affirmation of Indemnitee that (i) the act or omission giving rise to any such action, suit or proceeding was not committed in bad faith or the result of active and deliberate dishonesty, and (ii) in the case of a criminal proceeding, Indemnitee did not have reasonable cause to believe that the act or omission giving rise to such action, suit or proceeding was unlawful, and (b) a written undertaking by or on behalf of Indemnitee to repay the amount advances if it is ultimately determined that the Indemnitee has not met the standard of conduct necessary for indemnification under applicable law.

7.                                      Enforcement.  (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to become or continue as a director or officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity; and

(b)                                 In the event either the Company or Indemnitee brings any action to enforce rights or to collect moneys due under this Agreement, to the extent that Indemnitee is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee’s reasonable fees and expenses in defending, bringing or pursuing such action.

8.                                      Separability.  Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

9.                                      Governing Law; Binding Effect; Amendment and Termination.

(a)                                 This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws except to the extent the laws of the State of Maryland apply by reason of the fact that the Company is a corporation organized under the laws of the State of Maryland;

(b)                                 This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns, and supersedes any prior agreement between the parties; and

(c)                                  No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below to be effective as of the day and year first above written.

Dated: October 22, 2013	HOME PROPERTIES, INC.

	By:	/s/ Ann M. McCormick
Ann M. McCormick,
Executive Vice President and Secretary

Dated: October 22, 2013	/s/ Bonnie S. Biumi
Bonnie S. Biumi